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Exhibit 99.3

MRS. FIELDS FAMOUS BRANDS, LLC
MRS. FIELDS FINANCING COMPANY, INC.

OFFER TO EXCHANGE

11 1/2% SENIOR SECURED NOTES DUE 2011
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
FOR ALL OUTSTANDING
11 1/2% SENIOR SECURED NOTES DUE 2011

AND

9% SENIOR SECURED NOTES DUE 2011
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
FOR ALL OUTSTANDING
9% SENIOR SECURED NOTES DUE 2011

PURSUANT TO THE PROSPECTUS
DATED JULY     •    , 2004

July     •    , 2004

To Our Clients:

        Enclosed for your consideration is a prospectus, dated July     •    , 2004 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Mrs. Fields Famous Brands, LLC (the "Company") and Mrs. Fields Financing Company, Inc. (together with the Company, the "Issuers") to exchange (the "Exchange Offer"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal, an aggregate principal amount of up to $115,000,000.00 of their 11 1/2% Senior Secured Notes due 2011, which have been registered under the Securities Act of 1933, as amended (the "11 1/2% Exchange Notes"), for a like principal amount of the Issuers' issued and outstanding 11 1/2% Senior Secured Notes due 2011 (the "11 1/2% Original Notes") from the registered holders thereof, and an aggregate principal amount of up to $80,747,000.00 of their 9% Senior Secured Notes due 2011, which have been registered under the Securities Act of 1933, as amended (the "9% Exchange Notes" and, together with the 11 1/2% Exchange Notes, the "Exchange Notes"), for a like principal amount of the Issuers' issued and outstanding 9% Senior Secured Notes due 2011 (the "9% Original Notes" and, together with the 11 1/2% Original Notes, the "Original Notes") from the registered holders thereof. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

        This material is being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on August     •    , 2004, unless extended by the Issuers. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        Your attention is directed to the following:

  1.
  The Exchange Offer is for any and all Original Notes.

  2.
  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions to the Exchange Offer."

  3.
  Any transfer taxes incident to the transfer of Original Notes from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in the instructions in the Letter of Transmittal.

  4.
  The Exchange Offer expires at 5:00 p.m., New York City time, on August     •    , 2004, unless extended by the Issuers.

        If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Issuers with respect to the Original Notes.

        This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

        Please tender the original notes held by you for my account as indicated below:

☐
Please tender the 11 1/2% Original Notes held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT
OF 11 1/2% ORIGINAL NOTES

11 1/2% Original Notes: $

☐
Please do not tender any 11 1/2% Original Notes held by you for my account.

☐
Please tender the 9% Original Notes held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT
OF 9% ORIGINAL NOTES

9% Original Notes: $

☐
Please do not tender any 9% Original Notes held by you for my account.

Dated:	, 2004
Signature(s):
Print Name(s) here:
Print Address(es):
Area Code and Telephone Number(s):
Tax Identification or Social Security Number(s):

        None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the relevant space provided, your signature(s) in the relevant box above shall constitute an instruction to us to tender all 11 1/2% Original Notes and 9% Original Notes, respectively, held by us for your account.

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  Exhibit 99.3
INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER